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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 30, 2004 accompanying the consolidated financial statements of Atlas Pipeline Partners, L.P. included in the Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in the Registration Statement on Form S-3. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts".


/s/  GRANT THORNTON LLP



Cleveland, Ohio
March 10, 2004